Holders of Record, holding 5% or more of the outstanding balance for Structured Asset Securities Corporation Mortgage Pass-Through Certificates Series 2003-10 as reflected in the security position listing as of December 31, 2003.

Class	Name and Address of Holder		Amount Held	% Class
A	Bank of New York		133,475,000	39%
	One Wall Street
	New York, NY	10286

	Investors Bank		17,000,000	5%
	200 Clarendon St. 9th Floor
	Corporate Actions Unit/TOP57
	Boston, MA	2116

	SSB&T Co.		43,000,000	12%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA	2171

	Citibank		20,000,000	6%
	3800 Citibank Center B3-15
	Tampa, FL	33610

	JPMorgan Chase Bank		75,000,000	22%
	14201 Dallas Parkway
	Dallas, TX	75254

	Northern Trust		31,000,000	9%
	801 S. Canal C-IN
	Chicago, IL 60607

AP	LBI-Lehman Government Securities Inc. (LBI)	720,673		100%
	70 Hudson St.
	Jersey City, NJ	10171

AX	US Bank NA		19,146,268	100%
	Attn: Securities Control
	1555 N. Rivercenter Dr., Suite 0300
	Milwaukee, WI	53212

B1	LBI-Lehman Government Securities Inc. (LBI)	9,088,000		100%
	70 Hudson St.
	Jersey City, NJ	10171

B2	Deseret Trust Company		2,726,000	100%
	Gateway Tower East
	10 East South Temple, Suite 470
	Salt Lake City, UT	84133

B3	LBI-Lehman Government Securities Inc. (LBI)	1,817,000		100%
	70 Hudson St.
	Jersey City, NJ	10171

R	TFINN & Co		100	100%
	C/O Chase Manhattan Bank
	P.O. Box 50000
	Dept 6583 Outsourcing Services
	Newark, NJ 07101